Cardiff Oncology Announces the Appointment of Fairooz Kabbinavar, MD, FACP, as Chief Medical Officer

Brings world class capabilities and deep expertise in colorectal cancer and other solid tumor indications to advance the clinical development of onvansertib

Served as the lead investigator for two practice-changing trials of bevacizumab (Avastin®) combinations leading to the approval of bevacizumab in metastatic colorectal cancer (mCRC)1,2

SAN DIEGO, February 2, 2023 – Cardiff Oncology, Inc. (Nasdaq: CRDF), a clinical-stage biotechnology company leveraging PLK1 inhibition, a well-validated oncology drug target, to develop novel therapies across a range of cancers, today announced that it has strengthened its leadership team with the appointment of Fairooz Kabbinavar, MD, FACP, as chief medical officer (CMO). Dr. Kabbinavar will oversee the clinical development program for the Company’s investigational drug onvansertib and will report directly to Chief Executive Officer, Mark Erlander, PhD.

Dr. Kabbinavar joins Cardiff Oncology with more than 30 years of experience that bridges both the academic and biotech/pharmaceutical sectors. He spent 25 years as an academic oncologist at the University of California, Los Angeles (UCLA), holding appointments including professor of medicine and urologic oncology. He joined the biotech industry as the principal medical director in Genentech’s immuno-oncology program, where he led the clinical development of atezolizumab (TECENTRIQ®) in extensive stage small cell lung cancer and oversaw the filing of the supplemental biologics license application that led to the drug’s FDA approval. Most recently, Dr. Kabbinavar was the global head of research and development at Huyabio International. Prior to joining Huyabio, he served as senior vice president (SVP) of clinical research and development at Puma Biotechnology, and CMO and SVP of clinical development at Tocagen, Inc.

“As both a clinical oncologist and biopharma executive, Fairooz brings deep knowledge of colorectal cancer, our lead indication for onvansertib, as well as other solid tumor cancers,” said Mark Erlander, PhD, chief executive officer of Cardiff Oncology. “His experience guiding the development and registration of high-impact oncology drugs adds critical and relevant expertise to the Cardiff team. The deep relationships Fairooz has with investigators and clinical trial sites worldwide, including serving as lead investigator for two practice-changing trials leading to the approval of bevacizumab in mCRC, will be invaluable to expediting our clinical program. In addition, his experience successfully navigating the regulatory process in previous industry roles comes at an opportune time in the clinical development of onvansertib.

Dr. Kabbinavar commented, “I’m excited to join the Cardiff Oncology team to advance the clinical development of onvansertib for colorectal cancer patients specifically, and also for patients with other cancers. I’m encouraged by the response rates observed in the Phase 1b/2 trial of onvansertib in KRAS-mutated mCRC, which are well above historical standard-of-care responses. A significant finding in this trial is the potential synergy between onvansertib and bevacizumab, which could lead to a novel paradigm in the management of patients with mCRC. I’m eager to bring my passion for oncology drug development to Cardiff Oncology.”

While at UCLA, Dr. Kabbinavar served as the lead investigator on two practice-changing clinical trials of bevacizumab (Avastin®) combinations leading to approval of bevacizumab in mCRC. He has published over 100 articles in peer-reviewed journals such as the New England Journal of Medicine (senior author) and Journal of Clinical Oncology (lead author). Dr. Kabbinavar holds BSc, MBBS and MD degrees from Nagpur University, India, and completed multiple fellowships in UCLA's Division of Hematology/Oncology, as well as an internship and residency at Harvard University’s Beth Israel Deaconess Medical Center in Boston.

Inducement Grant Under Nasdaq Listing Rule 5635(c)(4)
In connection with Dr. Kabbinavar joining Cardiff Oncology, the Company’s Board of Directors approved the grant of non-qualified stock options to purchase 425,000 shares of Cardiff Oncology common stock outside of the Cardiff Oncology 2021 Omnibus Equity Incentive Plan. The stock option was granted as an inducement material to Dr. Kabbinavar becoming an employee of Cardiff Oncology in accordance with Nasdaq Listing Rule 5635(c)(4). The option was granted as of January 30, 2023, and has an exercise price of $1.75 per share, the closing price on the grant date. The option vests over four years with 25% vesting after 12 months and the remaining shares vesting monthly over the following 36-months, subject to Dr. Kabbinavar’s continued employment with Cardiff Oncology on such vesting dates.

References
1. H. Hurwitz, L. Fehrenbacher, W. Novotny, T. Cartwright, J. Hainsworth, W. Heim, J. Berlin, A. Baron, S. Griffing, E. Holmgren, N. Ferrara, G. Fyfe, B. Rogers, R. Ross, and F. Kabbinavar; Bevacizumab Plus Irinotecan, Fluorouracil, and Leucovorin for Metastatic Colorectal Cancer; The New England Journal of Medicine, Vol. 350, Jun 3, 2004, pp. 2335-2342
2. Fairooz F. Kabbinavar, Joseph Schulz, Michael McCleod, Taral Patel, John T. Hamm, J. Randolph Hecht,
Robert Mass, Brent Perrou, Betty Nelson, and William F. Novotny; Addition of Bevacizumab to Bolus Fluorouracil and Leucovorin in First-Line Metastatic Colorectal Cancer: Results of a Randomized Phase II Trial; Journal of Clinical Oncology, Vol. 23, Jun 1, 2005, pp. 3697-3705

About Cardiff Oncology, Inc.
Cardiff Oncology is a clinical-stage biotechnology company leveraging PLK1 inhibition, a well-validated oncology drug target, to develop novel therapies across a range of cancers. The Company’s lead asset is onvansertib, a PLK1 inhibitor being evaluated in combination with standard-of-care (SoC) therapeutics in clinical programs targeting indications such as KRAS/NRAS-mutated metastatic colorectal cancer (mCRC) and metastatic pancreatic ductal adenocarcinoma (mPDAC), as well as in investigator-initiated trials in triple negative breast cancer (TNBC) and small cell lung cancer (SCLC). These programs and the Company’s broader development strategy is designed to target tumor vulnerabilities in order to overcome treatment resistance and deliver superior clinical benefit compared to the SoC alone. For more information, please visit https://www.cardiffoncology.com.

Forward Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Cardiff Oncology's expectations, strategy, plans or intentions. These forward-looking statements are based on Cardiff Oncology's current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidate; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase our costs and expenses; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that our product candidate will be utilized or prove to be commercially successful. Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Cardiff Oncology's Form 10-K for the year ended December 31, 2021, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cardiff Oncology does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Cardiff Oncology Contact:
James Levine
Chief Financial Officer
858-952-7670
jlevine@cardiffoncology.com

Investor Contact:
Joyce Allaire
LifeSci Advisors
212-915-2569
jallaire@lifesciadvisors.com

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